Exhibit 10.20

HANCOCK HOLDING COMPANY

TERM LIFE INSURANCE PLAN

AND

SUMMARY PLAN DESCRIPTION

HANCOCK HOLDING COMPANY

TERM LIFE INSURANCE PLAN

AND SUMMARY PLAN DESCRIPTION

THIS TERM LIFE INSURANCE PLAN (the “Plan”), is hereby adopted by Hancock Holding Company (the “Company”) effective July 1, 2014, as an amendment and restatement of the Plan which was originally adopted by the Board of Directors of Whitney Bank (formerly Hancock Bank) on January 8, 2004, and is subject to the terms and conditions set forth below. This document, including the Exhibits hereto, serves as both the Plan document and its Summary Plan Description.

1.	Purpose:

The Plan is intended to be an employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Among other things, its purpose is to ensure the adequacy of life insurance protection for the participants while employed by the Company or its Affiliates (as defined below).

2.	Eligibility and Participation:

2.1 Eligible Associates. Only those associates of the Company and/or its Affiliates who are designated by the Committee (as defined below) for participation in the Bank Owned Life Insurance (“BOLI”) program and who complete the on-line enrollment for the BOLI program, including the consent to be insured, are eligible to participant in this Plan. In lieu of individual designation, and with respect to associates other than executive officers of the Company or an Affiliate, the Committee may ratify or approve the recommendations of the appropriate officers of the Company or an Affiliate, for participation in the BOLI program and this Plan. Further, to be eligible for participation, an associate designated or approved by the Committee must also meet the insurability provisions of Section 3.4 hereof. Each eligible associate must also indicate his or her consent to participate in the Plan by executing an Acknowledgement and Agreement in the form required by the Committee, a copy of which is attached hereto as Exhibit A, and returning it to the Committee.

2.2 Commencement of Participation. Your participation begins on the later of (a) the issuance of the policy or policies with respect to which you are named as the insured, as may be designated, from time to time, on Exhibit B hereto (the “Policy”), or (b) the date on which your signed Acknowledgement and Agreement is received and accepted by the Committee.

2.3 Cessation of Participation. Your participation in the Plan will cease on the earlier of (a) the date on which you cease to be an employee of the Company and its Affiliates, for any reason, including your retirement, or (b) the date on which the Company terminates this Plan. Upon the cessation of your participation hereunder, all of your interest in the Policy shall terminate, without the requirement of further notice or the payment of compensation.

2.4 No Continued Employment. Participation in the Plan does not constitute a right to continue in the employ of the Company or any Affiliate for any period or a right to be paid at your current or any other rate of compensation.

3.	Benefits:

3.1 Policy. The Company or the Affiliate by whom you are employed shall procure and maintain the Policy, in such form and for such face amount as may be determined in the discretion of the Company or such Affiliate. At all times, the Company or such Affiliate, or its designee, shall be the sole owner of the Policy and, except as expressly provided herein, shall be entitled to exercise all rights of ownership with respect to the Policy, without notice or your consent.

3.2 Death Benefit; Beneficiary. During the term of your participation hereunder, you shall be entitled to name a beneficiary or beneficiaries as to the portion or amount of the death benefit payable under the Policy designated on Exhibit B hereto (the “Death Benefit”), and to modify such designation from time to time. Any such beneficiary designation, or modification thereof, shall be made, in writing, on the form acceptable to the Committee, a copy of which is attached hereto as Exhibit D, and shall be effective only upon its receipt and acknowledgement by the Committee. In the event your beneficiary designation has not been acknowledged by the Committee as of the date of your death or your designation cannot be administered for any reason (for example, if all your designated beneficiaries predecease you) any Death Benefit shall be paid:

a.	First, to your spouse, if he or she survives you;

b.	Second, if your spouse does not survive you, to your surviving children, in equal shares; or

c.	Third, if neither your spouse or any of your children survive you, to your estate.

3.3 Source of Funding. Death Benefits hereunder shall be funded solely through the proceeds of the Policy. Nothing contained herein shall be deemed to guarantee the availability or payment of any such benefit. Except as may be expressly provided herein, determination of any payment from the Policy shall be determined solely in accordance with the terms and conditions thereof, as the same may be amended or modified from time to time, and as may be expressly set forth herein.

3.4 Insurability. As a condition of participation hereunder, you agree to furnish any information requested by the Company and/or its Affiliates or the Insurer, as the case may be, to facilitate the issuance of the Policy and to take such other actions as may be requested by the Company and/or its Affiliates or an Insurer. If you refuse to cooperate, you are uninsurable or are insurable at rates or pursuant to an underwriting classification not acceptable to the Company, then the Company, in its sole discretion, may determine that you are ineligible to participate hereunder.

4.	General Provisions:

4.1 Taxes. The Company, or its Affiliate by whom you are employed, shall pay all premiums on the Policy. The value of the life insurance protection under the Policy shall be taxable to you annually for income tax purposes and shall be subject to federal, state and local withholding taxes. As a condition of your participation hereunder, the Company or its Affiliates shall withhold from amounts otherwise due to you such federal, state and local income and employment taxes as may be required by law to be withheld. By execution of the Acknowledgment and Agreement, you consent to and direct the Company, or its Affiliate, to make such withholding, in its discretion, from any amount or wage otherwise due you from the Company or such Affiliate.

4.2 Amendment and Termination. The Board of Directors of the Company, or the Committee as its designee, may amend the terms of the Plan from time to time, and the Board of Directors of the Company possesses the authority to terminate the Plan, at any time, in its discretion. You shall be provided with not less than 30 days prior written notice of a termination of the Plan or of any amendment that adversely affects your benefits or participation hereunder.

4.3 Governing Law. This Plan and any agreement, form or ancillary document related thereto shall be governed by the internal laws of the State of Mississippi, without regard to the conflicts of law provisions thereof, to the extent not governed by federal law.

4.4 Entire Agreement. This Plan, including the Exhibits hereto and any agreement, form or ancillary document related hereto, sets forth the entire agreement of the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any person related hereto.

4.5 Administration. The Company has appointed the Compensation Committee of its Board of Directors as the Plan Administrator. The Committee, subject to oversight of the Compensation Committee as the Plan Administrator, has been delegated the authority to administer the Plan on behalf of the Company. The Committee shall have the discretionary power and authority to (a) direct the procurement and issuance of the Policy hereunder, (b) construe and interpret the provisions of the Plan and any form or agreement related thereto, (c) establish and adopt rules, regulations, and procedures relating to the Plan and to interpret, apply and construe such rules, regulations and procedures, (d) resolve disputes hereunder, and (e) make any other determination which it believes necessary or advisable for the proper administration of the Plan. Decisions, interpretations and actions of the Committee concerning matters related to the Plan shall be final and conclusive on the Company and its Affiliates and you and any beneficiary that you designate.

The Committee may delegate such ministerial or administrative duties, as it deems necessary or appropriate, from time to time. The Plan Administrator and/or the Committee has delegated certain duties and responsibilities for the day-to-day administration of the Plan and the claims procedure to the Company’s Human Resources Department or appropriate officers of the Company or its Affiliates, which include, among other duties, the preparation and issuance of documents evidencing participation hereunder; the execution of such documents as may be necessary to obtain, issue or maintain the Policy hereunder; and the procurement of additional policies of insurance to the extent necessary or appropriate.

4.6 Claims for Benefits. If a Death Benefit may be due under this Plan, your beneficiary must provide written notice to the Committee. The Committee will resolve the claim, subject to any limitation, terms and conditions imposed by the Policy, and provide you with written notice of your denial or pay the benefit. Your claim will be denied or the benefit paid within 90 days, unless special circumstances require an extension. In any event, a determination will be made within 180 days.

If the Committee denies your claim, in whole or in part, you will receive written notice. You can appeal the denial, by providing written notice to the Committee. Your notice must be provided not later than 60 days after you receive the Committee’s denial. To prepare your appeal, you can request copies of any documents that are relevant to your claim or appeal. Your appeal can include any documents, comments, or other evidence that supports your claim. The Committee will consider your appeal and provide you with a written determination not later than 60 days after receipt of your written documents. If special circumstances require, the Committee can delay its decision, but you must receive a final determination within 120 days.

Any decision by the by the Committee will be made in writing. If your claim or appeal is denied, the Committee’s notice will include:

a.	The specific reasons for the denial of your claim;

b.	Specific reference to the Plan provision upon which the denial is based;

c.	If you are entitled to appeal the Committee’s decision, a description of any additional information necessary to present your claim and an explanation of why the information is necessary; and If you are entitled to appeal, an explanation of the Plan’s review procedures.

Certain claims must be resolved by the Insurer. The claims relate to the payment of your Death Benefit from the Policy. The Committee will assist you or your beneficiary if you believe that the payment of your Death Benefit has been improperly denied.

4.7 Nonalienation. No interest, expectancy, benefit, payment, claim, interest or right under the Plan shall be (a) subject in any manner to any claims of any of your creditors, (b) subject to your debts, contracts, liabilities or torts, or (c) subject to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind. If you, your beneficiary or any other person shall attempt to take any action contrary to this section, such action shall be null and void and of no effect, and the committee and the Company shall disregard such action and shall not in any manner be bound thereby and shall suffer no liability on account of its disregard thereof.

Further, no right or benefit available under this Plan or the Policy shall be subject to assignment, transfer or division on account of a division of community or marital property, whether on account of separation, the dissolution of marriage or otherwise. Any such division, assignment or transfer shall be void and of no effect.

4.8 Effect on Other Benefits. Nothing contained herein shall limit or otherwise restrict any life insurance protection otherwise offered to you by the Company or its Affiliates.

4.9 Additional Information. Exhibit C hereto, which shall be deemed a part of this Plan by this reference, includes additional information related to your participation hereunder.

4.10 Notices. Any notices required or permitted to be given to the Committee or the Company under this Plan shall be deemed received when delivered personally or mailed, by United States mail, postage prepaid by registered or certified mail, to the following address: Hancock Holding Company, Attn: Human Resource Department, One Hancock Plaza, P. O. Box 4019, Gulfport, Mississippi 39502. Any notice required or permitted to be given to you under this Plan shall be deemed received when delivered personally or mailed, by United States mail, postage prepaid, to your address as last shown in the personnel records of the Company and/or the Affiliate by whom you are employed.

4.11 Merger or Consolidation. In the event of a merger or a consolidation by Hancock Holding Company with another corporation or the acquisition of substantially all of the assets or outstanding stock of the Company by another entity, then and in such event the obligations and responsibilities of the Company under this Plan shall be assumed by any such successor or acquiring corporation, and all of your rights, privileges and benefits hereunder shall continue.

5.	Definitions:

5.1 Affiliate. The term “Affiliate” means another corporation or entity that is a member of a controlled group or under common control with the Company within the meaning of section 414(b) or 414(c) of the Internal Revenue Code of 1986, as amended.

5.2 Insurer. The term “Insurer” means one or more insurance companies, as may be designated from time to time on Exhibit B hereto.

5.3 Committee. The term “Committee” shall mean the Benefits Committee of the Board of Directors of Hancock Holding Company.

This Amended and Restated Hancock Holding Company Term Life Insurance Plan consisting of this and the preceding five pages, plus the attached Exhibits, was executed this the      day of             , 2014, but effective as of the date first above noted.

HANCOCK HOLDING COMPANY

By:
Chairman, Benefits Committee

HANCOCK HOLDING COMPANY

TERM LIFE INSURANCE PLAN

EXHIBIT A

ACKNOWLEDGMENT AND AGREEMENT

Name:

Employee Number:

By execution below, I acknowledge that I have received and reviewed a copy of the Hancock Holding Company Term Life Insurance Plan. I understand that my participation will commence only after the Policy is issued and that I must cooperate with the Company and/or its Affiliates and the Insurer to facilitate the issuance of the Policy. I understand that my participation in the Plan will be subject to income and employment taxes, and I authorize the Company (or its Affiliates) to withhold such amounts from any wages or compensation that may be due me. I understand and acknowledge that I must complete the on-line enrollment for the Company’s BOLI program, including the consent to be insured, and sign and return this Acknowledgment and Agreement to the Company as a condition of the issuance of the Policy and participation in the Plan. I further acknowledge that I have received a Beneficiary Designation form.

☐	I agree to participate. I understand that if I do not sign and return this Acknowledgement and Agreement to the Committee, I will not become a Participant in the Term Life Insurance Plan even if I have completed the on-line enrollment and consent to be insured for the BOLI program.

☐	I elect not to participate.

Date	Participant’s Signature

To participate in the Plan, sign and return to the Benefits Committee this Acknowledgement and

Agreement and a Beneficiary Designation.

Enclosures:

Beneficiary Designation

* * * * * * * *

Received by the Benefits Committee this the      day of             , 20    .

HANCOCK HOLDING COMPANY
Benefits Committee

By:

HANCOCK HOLDING COMPANY

TERM LIFE INSURANCE PLAN

EXHIBIT B

THE POLICY

This Exhibit B is intended to form a part of that certain Hancock Holding Company Term Life Insurance Plan by this reference.

1. Insured (Participant):

2. Insurer:

3. Policy Date:

4. Policy Number:

6.	Death Benefit: $25,000

The terms of this Exhibit B may be modified by the Committee, from time to time, without your consent, but subject to any notice required under section 4.2 of the Plan.

HANCOCK HOLDING COMPANY

TERM LIFE INSURANCE PLAN

EXHIBIT C

GENERAL INFORMATION ABOUT THE PLAN

The Plan is a “welfare benefit plan” because it provides death benefits to certain associates of Hancock Holding Company (the “Company”) and its Affiliates. The Plan is established and evidenced by this plan document, including all Exhibits thereto, your Beneficiary Designation, the Policy and your Acknowledgment and Agreement.

1. The name of the Plan sponsor is Hancock Holding Company, One Hancock Plaza, P. O. Box 4019, Gulfport, Mississippi 39502.

2. The name of the Plan is Hancock Holding Company Term Life Insurance Plan.

3. Employees of the Company and its Affiliates designated or approved by the Committee for participation in the Bank Owned Life Insurance (BOLI) program are eligible for participation in the Plan after completing on-line enrollment for BOLI and consent to be insured.

4. The Company or its Affiliate pays the insurance premiums. You are required to include the value of the insurance coverage in your income annually. Your IRS Form W-2 will include this amount.

5. The Plan year is maintained on the basis of a calendar year.

6. The effective date of the Plan as amended and restated and reflected herein is July 1, 2014; the original effective date of the Plan January 8, 2004.

7. The plan administrator’s name, address and telephone number are:

Compensation Committee of the Board of Directors

Hancock Holding Company

One Hancock Plaza

P. O. Box 4019

Gulfport, Mississippi 39502

Telephone: 228-868-4000

8. The plan number is 507; the sponsor’s Federal tax ID number is 64-0693170.

9. The Plan Administrator is the agent for service of legal process.

10. Benefits under the Plan are primarily death benefits (or insurance protection) funded by the purchase of individual policies of term life insurance. The amount of the benefits payable from the Plan and further identification of the Policy are set forth on Exhibit B to the Plan.

STATEMENT OF ERISA RIGHTS

As a participant in the Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (“ERISA”). ERISA provides that all participants are entitled to:

Examine, without charge, at the plan administrator’s office and at other specified locations, such as the worksites, all plan documents, including insurance contracts, and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports and plan descriptions.

Obtain copies of all plan documents and other plan information, including insurance contracts, upon written request to the plan administrator. The plan administrator may make a reasonable charge for the copies.

In addition to creating rights for plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate the Plan, called “fiduciaries,” have a duty to do so prudently and in the interests of you and other participants and beneficiaries. No one, including your Employer or any other person, may terminate you or otherwise discriminate against you in any way to prevent you from obtaining benefits or exercising your rights under ERISA.

If you make a claim for benefits and it is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to a review and reconsideration of your claim. You also have the right to receive copies of documents related to the denial of benefits without charge.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the plan administrator to provide the materials and pay you up to $110 a day until you receive the material, unless the materials were not sent because of reasons beyond the control of the plan administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that fiduciaries misuse the Plan’s funds, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees (for example, if it finds your claim is frivolous).

If you have any questions about the Plan, you should contact the plan administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the Regional Office of the of the U.S. Labor-Management Services Administration, Department of Labor at 525 Griffin Street, Room 707, Dallas Texas 75202-5025.

HANCOCK HOLDING COMPANY

TERM LIFE INSURANCE PLAN

EXHIBIT D

BENEFICIARY DESIGNATION

Name:

Social Security Number:

☐ This is a new designation.	☐ This is a change.

To the Committee:

I am a participant in the Hancock Holding Company Term Life Insurance Plan (the “Plan”). I agree to be bound by the terms and conditions of the Plan, all of which are incorporated in this Beneficiary Designation by this reference, and I make the following designations with respect to my Death Benefit:

1. Primary Beneficiary: I hereby name the following person, persons, entity or entities, or the survivors among them, to receive benefits, if any, payable under the agreement after my death:

Name and Relationship	Address	Social Security Number	% of Benefit
a.

b.

c.

2. Contingent Beneficiary(ies): If none of my primary beneficiaries survives me, I designate the following contingent beneficiary(ies) to receive any death benefits payable from the plan:

Name and Relationship	Address	Social Security Number	% of Benefit
a.

b.

c.

3. Construction. If you have designated more than one primary or contingent beneficiary and fail to designate benefit percentages or your designation does not total 100%, benefits will be divided equally between your surviving primary or contingent beneficiaries. If you have designated more than one primary or contingent beneficiary and any such beneficiary predeceases you, the benefits payable to the deceased beneficiary will be divided equally among the remaining primary or contingent beneficiaries.

4. Modification. This election can be modified, at any time, by completing a new designation and returning it to the Committee. Any designation will be effective upon its receipt and acknowledgment by the Committee (or its designee).

This Beneficiary Designation was executed this      day of             , 20    .

Participant Signature

* * * * * * * *

Received and Acknowledged this the     day of             , 20    .

HANCOCK HOLDING COMPANY BENEFITS COMMITTEE

By: